FOR IMMEDIATE RELEASE

Media Contact: Christine Needles Global Corporate Communications Christine.Needles@interface.com +1 404-491-4660	Investor Contact: Bruce Hausmann Chief Financial Officer Bruce.Hausmann@interface.com +1 770-437-6802

Interface Reports Fourth Quarter and Full Year 2025 Results

Delivered record 2025 sales and profitability as One Interface strategy accelerates growth

ATLANTA – February 24, 2026 – Interface, Inc. (Nasdaq: TILE), the global flooring and sustainability leader, today announced results for the fourth quarter and full fiscal year ended December 28, 2025.

Fourth quarter highlights (all comparisons are year-over-year):

•Net sales totaled $349 million, up 4.3% and 1.6% on a currency-neutral basis.
•GAAP earnings per diluted share of $0.41; Adjusted earnings per diluted share of $0.49.
•Generated $49 million of cash from operations, repaid $128 million of debt and repurchased $13 million of common stock.

Fiscal Year highlights (all comparisons are year-over-year):

•Net sales totaled $1,387 million, up 5.4% and 4.3% on a currency-neutral basis.
•Gross profit margin of 38.7%; Adjusted gross profit margin of 39.0%.
•GAAP earnings per diluted share of $1.96; Adjusted earnings per diluted share of $1.94.

“We delivered record results in 2025 as our team executed well in a dynamic macro environment. Currency-neutral net sales increased 4% year over year, driven by growth across all regions, all product categories, and key market segments. Adjusted gross profit margin expanded to 39%, reflecting favorable pricing and mix, as well as manufacturing efficiencies,” commented Laurel Hurd, CEO of Interface.

“Our One Interface strategy continues to fuel growth as we strengthen global capabilities, improve commercial productivity, and simplify and optimize our operations. Performance was particularly strong in Healthcare and Education, with global billings up 21% and 8% respectively for the year, while we continued to gain share in Corporate Office,” continued Hurd.

“We are proud of the progress our teams made throughout 2025. While macro conditions remain uncertain, we enter 2026 with confidence as we execute our One Interface strategy. We remain focused on expanding our addressable market through new designs and innovation, while allocating capital in a disciplined manner to drive enhanced shareholder value that reinforces our leadership in design, performance and sustainability,” concluded Hurd.

“Our 2025 performance delivered strong earnings growth. Adjusted earnings per diluted share increased 33% year over year, underscoring the benefits of our ongoing operational discipline, consistent execution, and the high quality of our earnings. Strong cash generation further strengthened our balance sheet, enabling us to repay debt, extend remaining debt maturities to 2030, increase our quarterly dividend, and repurchase shares while we continued to invest in the business,” added Bruce Hausmann, CFO of Interface.

Consolidated Results Summary (Unaudited)	Three Months Ended			Twelve Months Ended
(in millions, except percentages and per share data)	12/28/2025	12/29/2024	Change	12/28/2025	12/29/2024	Change

GAAP
Net Sales	$349.4	$335.0	4.3%	$1,386.9	$1,315.7	5.4%
Gross Profit Margin % of Net Sales	38.6%	36.5%	208 bps	38.7%	36.7%	204 bps
SG&A Expenses	$99.4	$92.7	7.3%	$373.4	$348.5	7.1%
SG&A Expenses % of Net Sales	28.5%	27.7%	80 bps	26.9%	26.5%	43 bps
Operating Income	$35.4	$29.6	19.3%	$164.0	$134.4	22.0%
Net Income	$24.4	$21.8	12.1%	$116.1	$86.9	33.5%
Earnings per Diluted Share	$0.41	$0.37	10.8%	$1.96	$1.48	32.4%

Non-GAAP
Currency-Neutral Net Sales	$340.4	$335.0	1.6%	$1,371.9	$1,315.7	4.3%
Adjusted Gross Profit Margin % of Net Sales	38.6%	36.9%	169 bps	39.0%	37.1%	187 bps
Adjusted SG&A Expenses	$96.6	$90.8	6.3%	$366.7	$346.7	5.8%
Adjusted SG&A Expenses % of Net Sales	27.6%	27.1%	53 bps	26.4%	26.4%	9 bps
Adjusted Operating Income	$38.2	$32.8	16.7%	$173.8	$141.4	22.9%
Adjusted Net Income	$28.9	$20.1	44.0%	$114.8	$86.2	33.2%
Adjusted Earnings per Diluted Share	$0.49	$0.34	44.1%	$1.94	$1.46	32.9%
Adjusted EBITDA	$49.8	$46.0	8.2%	$217.9	$189.0	15.3%
Currency-Neutral Orders Increase Year-Over-Year	1.9%

•Fourth quarter 2025 adjusted gross profit margin increased 169 basis points year-over-year due to favorable pricing, favorable product mix, and a nonrecurring inventory reserve adjustment; partially offset by higher input costs.

•Fourth quarter 2025 adjusted SG&A expenses increased year-over-year due to foreign exchange translation, merit and inflation driven increases, and higher variable compensation on increased sales and profits.

Additional Metrics	12/28/2025	12/29/2024	Change
Cash	$71.3	$99.2	(28.1)%
Total Debt	$181.6	$302.8	(40.0)%
Total Debt Minus Cash ("Net Debt")	$110.3	$203.5	(45.8)%
Fiscal Year 2025 Adjusted EBITDA	$217.9

Total Debt divided by Fiscal Year 2025 Net Income	1.6x
Net Debt divided by Fiscal Year 2025 Adj. EBITDA ("Net Leverage Ratio")	0.5x

Segment Results Summary (Unaudited)	Three Months Ended			Twelve Months Ended
(in millions, except percentages)	12/28/2025	12/29/2024	Change	12/28/2025	12/29/2024	Change

AMS
Net Sales	$205.9	$205.7	0.1%	$843.9	$800.8	5.4%
Currency-Neutral Net Sales	$205.8	$205.7	—%	$844.9	$800.8	5.5%
Operating Income	$27.3	$28.5	(4.0)%	$135.7	$105.3	28.9%
Adjusted Operating Income	$28.1	$29.4	(4.3)%	$137.3	$106.6	28.8%
Currency-Neutral Orders Increase Year-Over-Year	3.2%

EAAA
Net Sales	$143.5	$129.3	11.0%	$543.0	$514.8	5.5%
Currency-Neutral Net Sales	$134.6	$129.3	4.1%	$527.1	$514.8	2.4%
Operating Income	$8.0	$1.2	587.7%	$28.3	$29.1	(2.8)%
Adjusted Operating Income	$10.1	$3.4	197.9%	$36.5	$34.8	4.8%
Currency-Neutral Orders Increase Year-Over-Year	0.1%

Outlook

Interface entered fiscal year 2026 with solid orders and a healthy backlog, while remaining mindful of ongoing macro uncertainty and a competitive industry environment. In addition, the Company's fiscal year 2026 includes 53 weeks with an extra week in the first quarter, which is reflected in the guidance below. With that backdrop in mind, the Company anticipates the following:

Q1 Fiscal Year 2026 Outlook
Net sales	$315 million to $325 million
Adjusted gross profit margin	38.0% of net sales
Adjusted SG&A expenses	$94 million
Adjusted interest & other expenses	$4 million
Adjusted effective income tax rate	18.0%
Fully diluted weighted average share count	59.1 million shares
Note: All figures are approximate

Full Fiscal Year 2026 Outlook
Net sales	$1.420 billion to $1.460 billion
Adjusted gross profit margin	38.5% to 39.0% of net sales
Adjusted SG&A expenses	26.2% to 26.4% of net sales
Adjusted interest & other expenses	$16 million
Adjusted effective income tax rate	25.0% to 26.0%
Capital expenditures	$55 million
Note: All figures are approximate

Webcast and Conference Call Information

Interface will host a conference call on February 24, 2026, at 8:00 a.m. Eastern Time, to discuss its fourth quarter and fiscal year 2025 results. The conference call will be simultaneously broadcast live over the Internet.

Listeners may access the conference call live over the Internet at:
https://events.q4inc.com/attendee/621335748, or through the Company's website at: https://investors.interface.com.

The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Non-GAAP Financial Measures

Interface provides adjusted earnings per share, adjusted net income, adjusted operating income ("AOI"), adjusted gross profit, adjusted gross profit margin, adjusted SG&A expenses, currency- neutral sales and currency-neutral sales growth, net debt, and adjusted EBITDA as additional information regarding its operating results in this press release. These non-GAAP measures are not in accordance with – or alternatives to – GAAP measures, and may be different from non-GAAP measures used by other companies. Adjusted EPS, adjusted net income, and AOI exclude nora purchase accounting amortization, the cyber event impact, and restructuring, asset impairment, severance, and other, net. Adjusted EPS and adjusted net income also exclude the loss on debt extinguishment, a warehouse fire recovery, property casualty loss impact, the loss on foreign subsidiary liquidation, the UK pension surplus tax rate change, and deferred taxes - rate changes and other. Adjusted gross profit and adjusted gross profit margin exclude the nora purchase accounting amortization. Adjusted SG&A expenses exclude restructuring, asset impairment, severance, and other, net and the cyber event impact. Currency-neutral sales and currency-neutral sales growth exclude the impact of foreign currency fluctuations.

Net debt is total debt less cash on hand. Adjusted EBITDA is GAAP net income excluding interest expense, income tax expense, depreciation and amortization, share-based compensation expense, cyber event impact, property casualty loss impact, restructuring, asset impairment, severance, and other, net, nora purchase accounting amortization, a warehouse fire recovery, and the loss on foreign subsidiary liquidation. This news release should be read in conjunction with the Company's Current Report on Form 8-K furnished today to the U.S. Securities & Exchange Commission, which explains why Interface believes presentation of these non-GAAP measures provides useful information to investors, as well as any additional material purposes for which Interface uses these non-GAAP measures.

About Interface

Interface is a global flooring and sustainability leader dedicated to rethinking how spaces work for people and the planet. Our portfolio includes Interface® carpet tile and LVT, nora® rubber flooring, and FLOR® premium area rugs. Across every brand, we innovate in a way that combines design, performance, and sustainability—without compromise.

Trusted by architects, designers, and building professionals worldwide, we help bring bold visions to life with solutions that deliver real, measurable impact. Building on more than 30 years of sustainability progress and industry‑first innovation, we remain ‘all in’ on our goal of becoming carbon negative by 2040, without the use of offsets.

Learn more about Interface (NASDAQ: TILE) and our brands at interface.com and FLOR.com, and. Join us on Facebook, Instagram, LinkedIn, and Pinterest.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements. Forward-looking statements may be identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “should,” “goal,” “aim," “objective,” “seek,” “project,” “estimate,” “target,” “will” and similar expressions. Forward-looking statements in this press release include, without limitation, any projections we make regarding the Company’s first quarter and full year 2026 under “Outlook” above. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including but not limited to the risks under the following subheadings in “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2024, and Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2025: "We compete with a large number of manufacturers in the highly competitive floorcovering products market, and some of these competitors have greater financial resources than we do. We may face challenges competing on price, making investments in our business, or competing on product design or sustainability", "Our earnings could be adversely affected by non-cash adjustments to goodwill, when a test of goodwill assets indicates a material impairment of those assets", "Our success depends significantly upon the efforts, abilities and continued service of our senior management executives, our principal design consultant and other key personnel (including experienced sales and manufacturing personnel), and our loss of any of them could affect us adversely", "Large increases in the cost of our raw materials, shipping costs, duties or tariffs could adversely affect us if we are unable to pass these cost increases through to our customers", "Unanticipated termination or interruption of any of our arrangements with our primary third-party suppliers of synthetic fiber or our primary third-party supplier for luxury vinyl tile (“LVT”) or other key raw materials could have a material adverse effect on us", "Changes to our facilities, manufacturing processes, product construction, and product composition could disrupt our operations, increase our manufacturing costs, increase customer complaints, increase warranty claims, negatively affect our reputation, and have a material adverse effect on our financial condition and results of operations", "Our business operations could suffer significant losses from natural disasters, acts of war, terrorism, catastrophes, fire, adverse weather conditions, pandemics, endemics, unstable geopolitical situations or other unexpected events", "The market price of our common stock has been volatile and the value of your investment may decline", "Sales of our principal products have been and may continue to be affected by adverse economic cycles, and effects in the new construction market and renovation market", "Disruptions to or failures of information technology systems we use could adversely affect our business", "The impact of potential changes to environmental laws and regulations and industry standards regarding climate change and other sustainability matters could lead to unforeseen disruptions to our business operations", "Health crisis events, such as epidemics or pandemics, have adversely impacted, and may continue to impact, the economy and disrupt our operations and supply chains, which may have an adverse effect on our results of operations", Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including foreign currency fluctuations, restrictive taxation, custom duties, tariffs, border closings or other adverse government regulations", "The conflicts between Russia and Ukraine and in the Middle East could adversely affect our business, results of operations and financial position", "Fluctuations in foreign currency exchange rates have had, and could continue to have, an adverse impact on our financial condition and results of operations", "The uncertainty surrounding the ongoing implementation and effect of the U.K.’s exit from the European Union, and related negative developments in the European Union, could adversely affect our business, results of operations or financial condition", "We have a substantial amount of debt, which could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under our debt", "Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our operations to pay our indebtedness", "We may incur substantial additional indebtedness, which could further exacerbate the risks associated with our substantial indebtedness", "We face risks associated with litigation and claims", and “Changes in foreign trade policies and tariffs may adversely impact our business, financial condition, and results of operations”.

You should consider any additional or updated information we include under the heading “Risk Factors” in our subsequent quarterly and annual reports.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

Consolidated Statements of Operations (Unaudited)	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	12/28/2025	12/29/2024	12/28/2025	12/29/2024

Net Sales	$349,393	$335,010	$1,386,854	$1,315,658
Cost of Sales	214,585	212,705	849,474	832,710
Gross Profit	134,808	122,305	537,380	482,948
Selling, General & Administrative Expenses	99,447	92,671	373,385	348,542
Operating Income	35,361	29,634	163,995	134,406
Interest Expense	6,477	4,888	19,546	23,205
Other Expense (Income), net	1,825	(2,590)	7,598	(2,353)
Income Before Income Tax Expense	27,059	27,336	136,851	113,554
Income Tax Expense	2,670	5,570	20,753	26,608
Net Income	$24,389	$21,766	$116,098	$86,946

Earnings Per Share – Basic	$0.42	$0.37	$1.99	$1.49

Earnings Per Share – Diluted	$0.41	$0.37	$1.96	$1.48

Common Shares Outstanding – Basic	58,142	58,304	58,375	58,282
Common Shares Outstanding – Diluted	59,262	59,209	59,162	58,871

Consolidated Balance Sheets (Unaudited)
(In thousands)	12/28/2025	12/29/2024
Assets
Cash and Cash Equivalents	$71,323	$99,226
Accounts Receivable, net	174,457	171,135
Inventories, net	275,014	260,581
Other Current Assets	34,048	33,355
Total Current Assets	554,842	564,297
Property, Plant and Equipment, net	309,449	282,374
Operating Lease Right-of-Use Assets	78,191	76,815
Goodwill	112,127	99,887
Other Intangibles, net	50,885	48,273
Other Assets	101,028	99,170
Total Assets	$1,206,522	$1,170,816

Liabilities
Accounts Payable	$64,768	$68,943
Accrued Expenses	147,770	134,996
Current Portion of Operating Lease Liabilities	15,748	12,296
Current Portion of Long-Term Debt	8,778	482
Total Current Liabilities	237,064	216,717
Long-Term Debt	172,801	302,275
Operating Lease Liabilities	67,205	68,092
Other Long-Term Liabilities	88,778	94,584
Total Liabilities	565,848	681,668
Shareholders’ Equity	640,674	489,148
Total Liabilities and Shareholders’ Equity	$1,206,522	$1,170,816

Consolidated Statements of Cash Flows (Unaudited)	Twelve Months Ended
(In thousands)	12/28/2025	12/29/2024
OPERATING ACTIVITIES
Net Income	$116,098	$86,946
Adjustments to Reconcile Net Income to Cash Provided by Operating Activities:
Depreciation and Amortization	38,916	39,333
Share-Based Compensation Expense	14,385	12,907
Loss on Disposal of Property, Plant and Equipment, net	—	264
Loss on Foreign Subsidiary Liquidation	—	2,152
Bad Debt Expense	1,441	1,476
Loss on Debt Extinguishment	2,440	—
Amortization of Acquired Intangible Assets	3,073	5,172
Deferred Taxes	(12,958)	(3,034)
Other	(4,715)	(8,480)
Change in Working Capital
Accounts Receivable	4,620	(13,872)
Inventories	2,102	10,467
Prepaid Expenses and Other Current Assets	590	(3,079)
Accounts Payable and Accrued Expenses	1,914	18,178
Cash Provided by Operating Activities	167,906	148,430
INVESTING ACTIVITIES
Capital Expenditures	(46,192)	(33,788)
Proceeds from Sale of Property, Plant and Equipment	—	1,040
Insurance Proceeds from Property Casualty Loss	—	2,374
Cash Used in Investing Activities	(46,192)	(30,374)
FINANCING ACTIVITIES
Revolving Loan Borrowing	41,701	34,243
Revolving Loan Repayments	(35,515)	(34,243)
Term Loan Borrowings	170,000	—
Term Loan Repayments	(390)	(115,213)
Senior Notes Repayment	(300,000)	—
Repurchase of Common Stock	(18,175)	—
Tax Withholding Payments for Share-Based Compensation	(8,372)	(4,770)
Debt Issuance Costs	(1,303)	—
Payments for Debt Extinguishment Costs	(620)	—
Dividends Paid	(3,559)	(2,338)
Finance Lease Payments	(3,059)	(2,913)
Cash Used in Financing Activities	(159,292)	(125,234)
Net Cash Used in Operating, Investing and Financing Activities	(37,578)	(7,178)
Effect of Exchange Rate Changes on Cash	9,675	(4,094)
CASH AND CASH EQUIVALENTS
Net Change During the Period	(27,903)	(11,272)
Balance at Beginning of Period	99,226	110,498
Balance at End of Period	$71,323	$99,226

Net Sales by Region (Unaudited)

Twelve Months Ended
% of Total	12/28/2025
Net Sales
AMS	61%
EMEA	29%
APAC	10%
Consolidated Net Sales	100%

Gross Billings by Customer Vertical (Unaudited)

Twelve Months Ended
% of Total	12/28/2025
Gross Billings
Corporate/Office	44%
Education	20%
Healthcare	11%
Other	25%
Consolidated Gross Billings *	100%
* Note: Sum of reconciling items may differ from total due to rounding of individual components

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)
(In millions, except per share amounts)

	Fourth Quarter 2025							Fourth Quarter 2024
				Adjustments							Adjustments
	Gross Profit	SG&A Expenses	Operating Income (Loss)	Pre-tax	Tax Effect	Net Income (Loss)	Diluted EPS	Gross Profit	SG&A Expenses	Operating Income (Loss)	Pre-tax	Tax Effect	Net Income (Loss)	Diluted EPS
GAAP As Reported	$134.8	$99.4	$35.4			$24.4	$0.41	$122.3	$92.7	$29.6			$21.8	$0.37
Non-GAAP Adjustments:
Purchase Accounting Amortization	—	—	—	—	—	—	—	1.3	—	1.3	1.3	(0.4)	0.9	0.02
Restructuring, Asset Impairment, Severance, and Other, net	—	(2.9)	2.9	2.9	(0.7)	2.2	0.04	—	(2.2)	2.2	2.2	(0.5)	1.7	0.03
Cyber Event Impact	—	—	—	—	—	—	—	—	0.3	(0.3)	(5.1)	1.2	(3.9)	(0.07)
Loss on Debt Extinguishment				3.1	(0.7)	2.3	0.04	—	—	—	—	—	—	—
Loss on Foreign Subsidiary Liquidation(1)	—	—	—	—	—	—	—	—	—	—	2.2	—	2.2	0.04
UK Pension Surplus Tax Rate Change	—	—	—	—	—	—	—	—	—	—	—	(2.5)	(2.5)	(0.04)
Adjustments Subtotal *	—	(2.9)	2.9	6.0	(1.4)	4.5	0.08	1.3	(1.9)	3.1	0.5	(2.2)	(1.7)	(0.03)
Adjusted (non-GAAP) *	$134.8	$96.6	$38.2			$28.9	$0.49	$123.6	$90.8	$32.8			$20.1	$0.34

(1) In 2024, our Thailand subsidiary was substantially liquidated. The related cumulative translation adjustment recognized in other expense.
* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Fiscal Year 2025							Fiscal Year 2024
				Adjustments							Adjustments
	Gross Profit	SG&A Expenses	Operating Income	Pre-tax	Tax Effect	Net Income/(Loss)	Diluted EPS	Gross Profit	SG&A Expenses	Operating Income	Pre-tax	Tax Effect	Net Income/(Loss)	Diluted EPS
GAAP As Reported	$537.4	$373.4	$164.0			$116.1	$1.96	$482.9	$348.5	$134.4			$86.9	$1.48
Non-GAAP Adjustments:
Purchase Accounting Amortization	3.1	—	3.1	3.1	(0.9)	2.2	0.04	5.2	—	5.2	5.2	(1.5)	3.7	0.06
Restructuring, Asset Impairment, Severance, and Other, net	—	(6.7)	6.7	6.7	(1.7)	5.0	0.08	—	(2.5)	2.5	2.5	(0.6)	1.9	0.03
Warehouse Fire Recovery(1)	—	—	—	(0.6)	0.1	(0.4)	(0.01)	—	—	—	—	—	—	—
Deferred Taxes - Rate Changes and Other(2)	—	—	—	—	(10.4)	(10.4)	(0.18)	—	—	—	—	—	—	—
Cyber Event Impact	—	—	—	—	—	—	—	—	0.7	(0.7)	(5.5)	1.3	(4.2)	(0.07)
Loss on Debt Extinguishment	—	—	—	3.1	(0.7)	2.3	0.04
Property Casualty Loss(3)	—	—	—	—	—	—	—	—	—	—	(2.3)	0.6	(1.8)	(0.03)
Loss on Foreign Subsidiary Liquidation (4)	—	—	—	—	—	—	—	—	—	—	2.2	—	2.2	0.04
UK Pension Surplus Tax Rate Change	—	—	—	—	—	—	—	—	—	—	—	(2.5)	(2.5)	(0.04)
Adjustments Subtotal *	3.1	(6.7)	9.8	12.3	(13.6)	(1.3)	(0.02)	5.2	(1.8)	7.0	2.0	(2.7)	(0.7)	(0.01)
Adjusted (non-GAAP) *	$540.5	$366.7	$173.8			$114.8	$1.94	$488.1	$346.7	$141.4			$86.2	$1.46

(1) Represents insurance recovery of loss recognized in the second quarter of 2020.
(2) In July 2025, Germany enacted tax legislation to reduce the German corporate income tax rate by 1% annually from 2028 to 2032. This resulted in a review and remeasurement of the Company's German deferred tax assets and liabilities and a non-cash credit to income tax expense in the third quarter of 2025.
(3) Represents insurance recovery of loss recognized in the first quarter of 2023.
(4) In 2024, our Thailand subsidiary was substantially liquidated and the related cumulative translation adjustment was recognized in other expense.
* Note: Sum of reconciling items may differ from total due to rounding of individual components

Reconciliation of Segment GAAP Financial Measures to Non-GAAP Financial Measures ("Currency-Neutral Net Sales", "Adjusted Gross Profit" and "AOI")
(In millions)

	Fourth Quarter 2025			Fourth Quarter 2024
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
Net Sales as Reported (GAAP)	$205.9	$143.5	$349.4	$205.7	$129.3	$335.0
Impact of Changes in Currency	(0.1)	(8.9)	(9.0)	—	—	—
Currency-Neutral Net Sales *	$205.8	$134.6	$340.4	$205.7	$129.3	$335.0

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Fiscal Year 2025			Fiscal Year 2024
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
Net Sales as Reported (GAAP)	$843.9	$543.0	$1,386.9	$800.8	$514.8	$1,315.7
Impact of Changes in Currency	1.0	(15.9)	(14.9)	—	—	—
Currency-Neutral Net Sales *	$844.9	$527.1	$1,371.9	$800.8	$514.8	$1,315.7

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Fourth Quarter 2025			Fourth Quarter 2024
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
GAAP Operating Income (Loss)	$27.3	$8.0	$35.4	$28.5	$1.2	$29.6
Non-GAAP Adjustments:
Purchase Accounting Amortization	—	—	—	—	1.3	1.3
Cyber Event Impact	—	—	—	(0.1)	(0.2)	(0.3)
Restructuring, Asset Impairment, Severance, and Other, net	0.8	2.1	2.9	1.0	1.2	2.2
Adjustments Subtotal *	0.8	2.1	2.9	0.9	2.2	3.1
AOI *	$28.1	$10.1	$38.2	$29.4	$3.4	$32.8

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Fiscal Year 2025			Fiscal Year 2024
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
GAAP Operating Income (Loss)	$135.7	$28.3	$164.0	$105.3	$29.1	$134.4
Non-GAAP Adjustments:
Purchase Accounting Amortization	—	3.1	3.1	—	5.2	5.2
Cyber Event Impact	—	—	—	(0.4)	(0.4)	(0.7)
Restructuring, Asset Impairment, Severance, and Other, net	1.6	5.1	6.7	1.6	0.9	2.5
Adjustments Subtotal *	1.6	8.2	9.8	1.3	5.7	7.0
AOI *	$137.3	$36.5	$173.8	$106.6	$34.8	$141.4

* Note: Sum of reconciling items may differ from total due to rounding of individual components

(in millions)	Fourth Quarter 2025	Fourth Quarter 2024	Fiscal Year 2025	Fiscal Year 2024
Net Income as Reported (GAAP)	$24.4	$21.8	$116.1	$86.9
Income Tax Expense	2.7	5.6	20.8	26.6
Interest Expense (including debt issuance cost amortization)	6.5	4.9	19.5	23.2
Depreciation and Amortization (excluding debt issuance cost amortization)	9.5	9.6	37.9	37.3
Share-based Compensation Expense	3.8	3.7	14.4	12.9
Purchase Accounting Amortization	—	1.3	3.1	5.2
Restructuring, Asset Impairment, Severance, and Other, net	2.9	2.2	6.7	2.5
Cyber Event Impact	—	(5.1)	—	(5.5)
Property Casualty Loss(1)	—	—	—	(2.3)
Warehouse Fire Recovery(2)	—	—	(0.6)	—
Loss on Foreign Subsidiary Liquidation (3)	—	2.2	—	2.2
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (AEBITDA)*	$49.8	$46.0	$217.9	$189.0

(1) Represents insurance recovery of loss recognized in the first quarter of 2023.
(2) Represents insurance recovery of loss recognized in the second quarter 2020.
(3) In 2024, our Thailand subsidiary was substantially liquidated and the related cumulative translation adjustment was recognized in other expense.

Note: Sum of reconciling items may differ from total due to rounding of individual components

	As of 12/28/25
Total Debt, net	$181.6
Total Cash on Hand	(71.3)
Total Debt, Net of Cash on Hand (Net Debt)	$110.3

The impacts of changes in foreign currency presented in the tables are calculated based on applying the prior year period's average foreign currency exchange rates to the current year period.

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful basis for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period. However, these non‑GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.
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